Exhibit 8.1

767 Fifth Avenue

New York, NY 10153-0119

+1 212 310 8000 tel

+1 212 310 8007 fax

September 25, 2013

Altisource Residential Corporation

c/o Altisource Asset Management Corporation

402 Strand Street

Frederiksted, United States Virgin Islands 00840-3531

Re: Qualification of Altisource Residential Corporation as a Real Estate Investment Trust

Ladies and Gentlemen:

You have requested our opinion concerning the qualification of Altisource Residential Corporation (the “Company”) as a real estate investment trust within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended (a “REIT”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documentation and information provided to us by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including the registration statement on Form S-11 (Registration No. 333-190205) initially filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on July 26, 2013, as amended through the date hereof, and the registration statement on Form S-11 filed on the date hereof pursuant to Rule 462(b) of the General Rules and Regulations under the Securities Act of 1933, as amended (collectively, the “Registration Statement”) and organizational documents of the Company and its subsidiaries. In addition, you have provided us with, and we are relying upon, a certificate containing certain factual representations and covenants of officers of the Company (the “Officers Certificate”) relating to, among other things, the actual and proposed operations of the Company. These representations and covenants relate, in some cases, to transactions and investments for which we did not act as the Company’s counsel. For purposes of our opinion, we have not independently verified all of the facts, representations and covenants set forth in the Officers Certificate or in any other document. We have, consequently, assumed and relied on your representation that the information presented in the Officers Certificate, the Registration Statement and other documents, or otherwise furnished to us, accurately and completely describes all material facts relevant to our opinion. We have assumed that such statements, representations and covenants are true and will be true without regard to any qualification as to materiality, knowledge or belief. In the course of our representation of the Company, we have not been made aware of any facts inconsistent with such statements, representations and covenants. In addition, where such factual representations involve terms defined or used in the Code (as defined below), Regulations (as defined below), published rulings of the Internal Revenue Service (the “IRS”) or other relevant authority, we have explained such terms to the Company’s representatives and are satisfied that the Company’s representatives understand such terms and are capable of making such factual representations. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officers Certificate may affect our conclusions set forth herein.

Altisource Residential Corporation September 25, 2013 Page 2

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, electronic or photostatic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) the Company will elect to be subject to tax as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), with the filing of its 2013 tax return, (ii) the Company and its subsidiaries have been and will continue to be operated in accordance with the laws of the jurisdiction in which they were formed and in the manner described in the relevant organizational documents and in a manner such that the representations in the Officers Certificate are and will be true, (iii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any of the Company or any of its subsidiaries have been formed that would have the effect of altering the facts upon which the opinion set forth below is based, (iv) each of the written agreements to which the Company or any of its subsidiaries is a party has been and will be implemented, construed and enforced in accordance with its terms, and (v) no action will be taken by the Company or any of its subsidiaries after the date hereof that would have the effect of altering facts upon which the opinions set forth below are based.

In rendering our opinion, we have considered and relied upon the Code, the regulations promulgated thereunder (“Regulations”), administrative rulings and other interpretations of the Code and Regulations by the courts and the IRS, all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A change that is made after the date hereof in any of the foregoing could adversely affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

Based upon and subject to the foregoing, we are of the opinion that, (a) commencing with its taxable year ending December 31, 2013, the Company will be organized in conformity with the requirements for qualification and taxation as a REIT, and (b) the Company’s proposed method of operation will enable the Company to meet the requirements for qualification and taxation as a REIT.

The Company’s qualification and taxation as a REIT depend upon its ability to meet, through actual, annual operating results, certain requirements, including requirements relating to asset ownership, income classification, distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of the Company’s operations for any given taxable year will satisfy the requirements for taxation as a REIT under the Code.

Our opinion does not preclude the possibility that the Company may have to utilize one or more of the various “savings provisions” under the Code that would permit the Company to cure certain violations of the requirements for qualification and taxation as a REIT. Utilizing such savings provisions could require the Company to pay significant penalty or excise taxes.

Altisource Residential Corporation September 25, 2013 Page 3

We express no opinion on any issue relating to the Company or any investment therein or with respect to any other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality, other than as expressly stated above. This opinion is expressed as of the date hereof, and we are under no obligation to, and we do not intend to, supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

This opinion has been prepared for you and, except as provided in the next paragraph, it may not be used or relied upon by anyone else other than the Company, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted in whole or in part, reproduced, cited, or otherwise referred to without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to Weil, Gotshal & Manges LLP in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulation of the SEC thereunder.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP